Exhibit 99.1

FOR FURTHER INFORMATION:

AT TOWER FINANCIAL CORPORATION:

FOR INVESTORS:	FOR MEDIA:
Richard R. Sawyer	Tina M. Farrington
Chief Financial Officer	Executive Vice President
260-427-7150	260-427-7155
rick.sawyer@towerbank.net	tina.farrington@towerbank.net

TOWER FINANCIAL CORPORATION INCREASES QUARTERLY DIVIDEND BY
 27 PERCENT, TO $0.07 PER SHARE

FORT WAYNE, INDIANA – February 14, 2013 – Tower Financial Corporation (NASDAQ: TOFC) announced today that at its meeting held on February 13, 2013, its board of directors declared a first quarter cash dividend of $0.07 per share on the Corporation’s common stock. The dividend is payable on March 13, 2013 to shareholders of record at the close of business on February 27, 2013.  The $0.07 per share dividend represents an increase of 27.3 percent from the fourth quarter 2012 dividend of $0.055 per share.

ABOUT THE COMPANY
Headquartered in Fort Wayne, Indiana, Tower Financial Corporation is a financial services holding company with one subsidiary; Tower Bank & Trust Company (Tower Bank), a community bank headquartered in Fort Wayne. Tower Bank provides a wide variety of financial services to businesses and consumers through its six full-service financial centers in Fort Wayne, and one in Warsaw, Indiana. Tower Bank has a wholly-owned subsidiary, Tower Trust Company, which is a state-chartered wealth services firm doing business as Tower Private Advisors. Tower Bank also markets under the HSA Authority brand, which provides Health Savings Accounts to clients in 50 states.  Tower Financial Corporation's common stock is listed on the NASDAQ Global Market under the symbol "TOFC." For further information, visit Tower's web site at www.towerbank.net

FORWARD-LOOKING STATEMENTS
This news release contains forward-looking statements that, by their nature, are predictive and are based on management's beliefs, assumptions, current expectations, estimates and projections about the financial services industry, the economy, and about our company.

These forward-looking statements are intended to be covered by the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are not guarantees of future performance, speak only as of this date, and involve risks and uncertainties related to our banking business or to general business and economic conditions that may affect our business, which may cause actual results to turn out differently. More detailed information about such risks and uncertainties may be found in our most recent Annual Report on Form 10-K, or, if applicable, in subsequently filed Forms 10-Q quarterly reports, under the captions “Forward-Looking Statements” and “Risk Factors,” which we file from time to time with the Securities and Exchange Commission. These reports are available on the Commission’s website at www.sec.gov, as well as on our website at www.towerbank.net.